Exhibit 99.1

              ENDWAVE REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

                COMPANY ACHIEVES RECORD REVENUES AND NET INCOME;
                     Q3 REVENUES INCREASE 32% YEAR-OVER-YEAR

    SAN JOSE, Calif., Oct. 24 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its third quarter ended September 30, 2006.

    Revenues were $18.8 million for the third quarter of 2006, compared with $14.3 million for the third quarter of 2005 and $16.3 million for the second quarter of 2006. Net income, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the third quarter of 2006 was $911,000, or $0.06 per diluted share, compared with net loss for the third quarter of 2005 of $193,000, or $0.02 per share, and net loss for the second quarter of 2006 of $207,000, or $0.02 per share.

    Non-GAAP net income for the third quarter of 2006 was $2.0 million, or $0.14 per diluted share, compared with non-GAAP net income for the third quarter of 2005 of $732,000, or $0.06 per diluted share, and non-GAAP net income for the second quarter of 2006 of $915,000, or $0.06 per diluted share.

    For the third quarter of 2006, non-GAAP net income was calculated by excluding amortization of intangible assets of $152,000, non-cash stock-based compensation expense of $878,000 incurred as a result of the company's adoption of SFAS 123R, and loss on sale of assets of $84,000 related to the relocation of company headquarters. For the third quarter of 2005, non-GAAP net income was calculated by excluding the expensing of transaction costs for a withdrawn secondary offering of $773,000 and amortization of intangible assets of $152,000. For the second quarter of 2006, non-GAAP net loss was calculated by excluding amortization of intangible assets of $150,000 and non-cash stock-based compensation expense of $972,000 incurred as a result of the company's adoption of SFAS 123R.

    Cash, cash equivalents and short-term investments as of September 30, 2006 were $66.7 million, compared with $67.0 million at June 30, 2006.

    "We experienced record revenues and profits this quarter based on strong customer demand for our mobile infrastructure products," said Ed Keible, Endwave's Chief Executive Officer and President. "In addition, non-telecom revenues increased 15 percent sequentially due to increased sales for our high-frequency defense and homeland security sub-systems."

    Third Quarter Highlights:

    -- Revenues were $18.8 million for the third quarter of 2006, up 32% compared with the year ago period, and up 15% compared with the second quarter of 2006.

    -- Revenues attributable to customers in telecom markets were approximately
       $16.5 million; revenues attributable to customers in defense electronics, homeland security and other non-telecom markets were approximately $2.4 million.

    -- GAAP gross margin was 31%, and non-GAAP gross margin was 33%. Non-GAAP gross margin was adjusted for amortization of intangible assets and non-cash stock-based compensation expense.

    -- The largest customers in the third quarter were Nera, Nokia and Siemens.

    -- For the first nine months of 2006, revenues were $48.9 million, a 37% increase over the first nine months of 2005.

    -- The company began production of the complete RF mast system for L-3
       SafeView's security portal scanner.

    Conference Call

    Endwave Corporation will hold a conference call to discuss the company's financial results today, at 1:30 p.m. Pacific Time. Those wishing to join should dial (913) 981-5523 and enter the pass code "Endwave." A replay of the call will be available approximately one hour following the conclusion of the call until October 27. To access the replay, dial (719) 457-0820 (pass code 4329974). A live and an archived webcast will also be available via the company's Web site.

    About Endwave

    Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 39 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

    Use of Non-GAAP Financial Information

    To supplement the company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States
(GAAP), Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

    This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K, and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

    Contact:
    Mary McGowan
    Summit IR Group Inc.
    408-404-5401
    mary@summitirgroup.com

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                     September 30,    December 31,
                                                         2006            2005
                                                     -------------   -------------
Assets
Current assets
Cash and cash equivalents                            $      31,030   $       8,456
Short-term investments                                      35,658          13,959
Accounts receivables, net                                   12,822          10,487
Inventories                                                 15,298          13,448
Other current assets                                           530             560
Total current assets                                        95,338          46,910
Property and equipment, net                                  1,941           1,321
Other assets                                                   133              97
Restricted cash                                                261              25
Goodwill and intangible assets, net                          4,342           4,796
Total assets                                         $     102,015   $      53,149

Liabilities and stockholders' equity
Current liabilities:
Accounts payable                                     $       5,556   $       2,954
Warranty accrual                                             2,973           3,257
Accrued compensation                                         3,120           2,494
Other accrued liabilities                                    1,150             976
Total current liabilities                                   12,799           9,681

Other long-term liabilities                                    269             385
Total stockholders' equity                                  88,947          43,083
Total liabilities and stockholders' equity           $     102,015   $      53,149

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                      Three months ended           Nine months ended
                                 ---------------------------   ---------------------------
                                   Sept. 30,      Sept. 30,      Sept. 30,      Sept. 30,
                                     2006           2005           2006           2005
                                 ------------   ------------   ------------   ------------
Total revenues                   $     18,836   $     14,320   $     48,908   $     35,662
Costs and expenses:
Cost of product revenues               12,815          9,669         34,245         23,803
Cost of product revenues,
 amortization of
 intangible assets                        113            113            337            339
Research and development                2,389          1,708          6,579          4,819
Selling, general and
 administrative                         3,353          2,386          9,845          7,119
Transaction costs                          --            773             --            773
Amortization of intangible
 assets                                    39             39            117            140
Restructuring charges, net                 --             --             --            (46)
Total costs and expenses               18,709         14,688         51,123         36,947
Income (loss) from operations             127           (368)        (2,215)        (1,285)
Interest and other income, net            784            175          1,741            563
Net income (loss)                $        911   $       (193)  $       (474)  $       (722)
Basic net income (loss)
 per share                       $       0.08   $      (0.02)  $      (0.04)  $      (0.07)
Diluted net income (loss)
 per share                       $       0.06   $      (0.02)  $      (0.04)  $      (0.07)
Weighted shares used in basic
 per share calculation             11,436,417     11,078,344     11,403,728     10,752,423
Weighted shares used in diluted
 per share calculation             14,676,969     11,078,344     11,403,728     10,752,423

          NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                      Three months ended             Nine months ended
                                 ---------------------------   ---------------------------
                                   Sept. 30,      Sept. 30,      Sept. 30,      Sept. 30,
                                     2006           2005           2006           2005
                                 ------------   ------------   ------------   ------------
Total revenues                   $     18,836   $     14,320   $     48,908   $     35,662
Costs and expenses:
Cost of product revenues               12,695          9,669         33,911         23,803
Research and development                2,260          1,708          6,170          4,819
Sales, general and
 administrative                         2,724          2,386          8,024          7,119
Total costs and expenses               17,679         13,763         48,105         35,741
Income (loss) from operations           1,157            557            803            (79)
Interest and other income, net            868            175          1,825            563
Net income (loss)                $      2,025   $        732   $      2,628   $        484
Basic net income (loss)
 per share                       $       0.18   $       0.07   $       0.23   $       0.05
Diluted net income (loss)
 per share                       $       0.14   $       0.06   $       0.19   $       0.04
Weighted average shares used
 in basic per share calculation    11,436,417     11,078,344     11,403,728     10,752,423
Weighted average shares used in
 diluted per share calculation     14,780,725     11,856,369     13,515,196     11,358,463

Basis of presentation:

1. Non-GAAP operating results exclude amortization of intangible assets, loss on sale of fixed assets related to the relocation of our corporate headquarters, transaction costs, restructuring charges, and non-cash 2006 stock compensation expense.

                    GAAP TO NON-GAAP NET LOSS RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                                Three months ended             Nine months ended
                                           ---------------------------   ---------------------------
                                             Sept. 30,      Sept. 30       Sept. 30,      Sept. 30
                                               2006           2005           2006           2005
                                           ------------   ------------   ------------   ------------
GAAP net income (loss)                     $        911   $       (193)  $       (474)  $       (722)
Cost of product revenues,
 amortization of intangible assets                  113            113            337            339
Cost of product revenues,
 stock-based compensation expense                   120             --            334             --
Amortization of intangible assets                    39             39            117            140
Restructuring charges, net                           --             --             --            (46)
Loss on sale of assets                               84             --             84             --
Transaction costs                                    --            773             --            773
Research and development,
 stock-based compensation expense                   129             --            409             --
Selling, general and administrative,
 stock-based compensation expense                   629             --          1,821             --
Non-GAAP net income                        $      2,025   $        732   $      2,628   $        484

SOURCE  Endwave Corporation
    -0-                             10/24/2006
    /CONTACT: Mary McGowan of Summit IR Group Inc., +1-408-404-5401, or mary@summitirgroup.com, for Endwave/
    /Web site:  http://www.endwave.com/